UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                     December 11, 2014

NATIONAL AUTOMATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53755 (Commission File Number)	26-1639141 (I.R.S. Employer Identification No.)

8965 S Eastern Ave.
Suite 120E
Las Vegas, NV 89123
(Address of principal executive offices)  (zip code)

(877) 871-6400
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
Item 3.01     Transfer of Listing

In connection with the Company’s reverse stock split, the Financial Industry Regulatory Authority has assigned the Company a new stock symbol, NASVD.

The Company’s stock will be quoted as NASVD for twenty business days and thereafter, the trading symbol will be NASV (OTC Markets). The new CUSIP number is 632554 200. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC at:

Worldwide Stock Transfer, LLC
One University Plaza
Suite 505
Hackensack, NJ 07601
Tel (201) 820-2008
Fax (201) 820-2010
www.worldwidestocktransfer.com

Section 5 – Corporate Governance and Management
Item 5.03     Amendment to Articles of Incorporation or Bylaws

On September 11, 2014, the Company amended its Certificate of Incorporation to implement a reverse stock split in the ratio of 1 share for every 200 shares of common stock. This amendment was approved and filed of record by the Nevada Secretary of State, effective September 11, 2014.  FINRA has declared the Company’s 1-for-200 reverse stock split market effective, as of December 11, 2014. The reverse stock split will reduce the Company’s common stock outstanding from approximately 788,196,454 shares of Common Stock to approximately 3,940,983 shares. The number of authorized shares of common stock was reduced from 1,000,000,000 to 75,000,000 and 10,000,000 shares of preferred stock was authorized, the designations, rights and preferences of which will be determined by the Board of Directors.  All fractional shares will be rounded up and each shareholder will receive new certificates evidencing their post-reverse split shares if and when they present their certificates to the transfer agent. Current stock certificates may be exchanged for new certificates by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC. The text of the amendment to the Company’s Certificate of Incorporation is incorporated herein and filed as Exhibit 3.1.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)             Exhibits

Exhibit No.	Description

3.1	Amended Certificate of Incorporation of National Automation Services, Inc.
99.1	Press Release Announces 1 for 200 reverse stock split

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2014
National Automation Services, Inc. A Nevada corporation

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer

/s/ Jeremy W Briggs
By: Jeremy Briggs
Its: Chief Financial Officer